NORTHRIDGE CORPORATION

Pennsylvania Corporation

$10,000,000 Offering Amount for 2,000,000 Shares of Common Stock

$5.00 per Common Stock

This is the initial public offering of securities of Northridge Corporation, a Pennsylvania corporation. The Company offering 2,000,000 of our Common Stock, par value $0.01 (“Common Stock”). at the initial public offering price of $5.00 per share (the “Offered Shares”). If we have not received and accepted subscriptions for the Offered Shares to the minimum amount of $500,000 at the end of the one hundred fiftieth (150) day following qualification of the offering statement of which this offering circular is a part, subject to the Company’s ability to extend the offering for an additional thirty (30) days (the “Extension Period”), this offering will terminate. If the Company has received and accepted subscriptions for the number of Offered Shares on or before the end of the one hundred fiftieth (150) day following qualification, or the end of the Extension Period, if exercised, then the Company will close on this offering.

For this Closing, proceeds for such closing will be kept in a separate bank account, as agent or trustee for the persons who have the beneficial interests therein, pursuant to Section 15c2-4. If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. The minimum purchase requirement per investor is 50 Offered Shares ($250); however, the Company can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Number of Shares	Price to Public	Underwriting Discounts(1) and Commissioins	Proceeds to Issuer(2)
100,000	$ 5.00	$ 0.55	$ 500,000
2,000,000	$ 5.00	$ 0.55	$ 10,000,000

(1)Shares offered hereby will be initial sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares.

(2)At the minimum the expense of the offering, but not limited to, legal, accounting, and blue-sky compliance, are projected to be $60,000 the same as for the maximum shares sold. With broker-dealers conducting the sale, total cost is projected to be $1.2 million.

The date of this Offering Circular is ___________________

ADVISORY STATEMENT

For general information on investing, the Company encourage you to refer to www.investor.gov.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securitiesand Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

OPENING STATEMENT - NORTHRIDGE CORPORATION

The Company is offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although the Company believes that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Northridge Corporation,” “we,” “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of “NC”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Our Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Over View,” “Functioning Units,” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively execute our business plan;

•Our ability to manage our expansion, growth and operating expenses;

•Our ability to retain and grow our customer base;

•Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•Our ability to evaluate and measure our business, prospects and performance metrics;

•Our ability to compete and succeed in a highly competitive and evolving industry;

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

•Unanticipated but potential changes in government laws, rules and regulations, the replacement of which is being considered by Congress.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, considering all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

PLAN OF DISTRIBUTION

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website https://www.northridge123456.com. Persons who desire information will be directed to https://www.northridge123456.com/offering.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the https://www.northridge123456.com.

The website will not be the exclusive means by which prospective investors may subscribe in this offering. Upon qualification by the Securities & Exchange Commission, potential investors will be able to go on the website and a button will appear that simply states “Invest” in Northridge Corporation. Once the “Invest” button is clicked, potential investors will again be given a comprehensive overview of the process and procedures, which will require an e-signature. Potential investors will then begin a user-friendly process of establishing their personal and financial identity, selecting the number of shares to be purchased and how payment will be made, and executing subscription agreements. Once complete all purchasers will be emailed a confirmation.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, check, or PayPal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria: An entity other than a natural person is an accredited investor if it falls within any one of the following categories: The Company plans to engage its own facilities to confirm investor accreditation. It is estimated such cost are within the budget of $50,000 allocated for the cost of our Regulation A offering.

If the contingency of at least $500,000 amount of the Offered Shares are not satisfied or the offering is otherwise terminated, investor funds will be promptly refunded in accordance with Securities Exchange Act Rule 10b-9. The Company has not appointed an independent agent to act as Escrow Agent and will do so before the effective date of the Offering Circular. At that time the Escrow Agent will instruct Subscribers of Shares (“Subscribers”) to deliver funds to Escrow Agent or wire transfer to a bank for credit to the Escrow Agent for Northridge Corporation.

Conditions for release from the Northridge Corporation. Escrow funds are: (1) In the event that the Offering Amount is not deposited in the Escrow Account by 5:00 P.M. Eastern time on or before the Initial Termination Date or the Final Termination Date, as applicable, or the Company advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the Escrow Funds paid by each Subscriber to said Subscriber without interest or costs; (2) If prior to 5:00 P.M. Eastern time on the Initial Termination Date, the Escrow Agent receives written notice stating that the Initial Termination Date has been extended to the Final Termination date (the “Extension Notice”, then the Initial Termination Date shall be so extended; (3) Provided that the Escrow Agent does not receive the Termination Notice and the Offering Amount is deposited into the Escrow Account on or prior to the later of the Initial Termination date or the date stated in the Extension Notice, if any, received by the Escrow Agent, the Escrow Agent shall, pay the Escrow Funds; and (4) If, following the sale of the Offering Amount by 3:00 P.M. Eastern times on the later of the Initial Termination date or the date stated in the Extension Notice, if a then the Escrow Agent shall promptly retune the Escrow Funds to the Subscribers without interest or costs.

Northridge Corporation reserves the right to develop programming to be used for the actual investment process. They may also have direct telephone, email exchanges or other contacts with persons interested in purchasing the Offered Shares.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular.

This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

OUR BUSINESS

NORTHRIDGE CORPORATION was incorporated on July 17, 2019 in the Commonwealth of Pennsylvania with 10,000,000 authorized, $0.01 par value, of which 5,000,000 shares representing Class A Voting common stock, and 5,000,000 shares representing Class B – Nonvoting common stock. The Corporation by Board of Directors Resolution can at any time change the voting privileges and the amount of Class A and Class B shares issued within the maximum of shares authorized for issuance by corporate charter. Additionally, holders of Class A forfeit their voting rights when such shares are sold or distributed into the public market. Upon this circumstance, the Class A common stock becomes permanently Class B common stock.

Northridge Corporation represents the culmination of a five-year program to develop HEMP CULTIVATION AND HEMP OIL EXTRACTION IN PENNSYLVANIA. The Company’s headquarters are at 5535 Bull Creek Road, Tarentum, Pennsylvania, 15084.

History: On July 18, 2019, Northridge Corporation was founded as a wholly owned subsidiary of First Jersey Cannabis Corporation (“FJC”) with the issuance of 700,000 shares of Class A common stock. For the shares, the Company received; (1) fifty percent equity ownership in New Jersey Medical Marijuana Company, (2) twenty-one trade names, domain names, licenses and property rights, (3) exclusively rights to the Canadeen Concentration System, and (4) two Option Agreements to acquire property in Pennsylvania. FJC determined the value for the assets at $712,000.

On August 28, 2019, the Company sold; (1) 500,000 shares of New Jersey Medical Marijuana Company (50% equity), representing its entire investment, (2) issued an unsecured promissory note in the amount of $50,000, due and payable on August 31, 2020 at 4% per annum, both promissory note and interests payable on August 31, 2020; and (3) authorized the sale of the registered domain names CannabisPowerPods.com and VapePowerPods.com, including to all research, property development rights, packaging, marketing and related interests. In exchange for the assets transferred and sold, the Company received 700,000 shares of Northridge Corporation, Class A, common stock, par value $0.01 per share, which were previously issued to FJC on July 18, 2019. What remained of the originally July 18, 2019 Agreement was (1) nineteen trade names, domain names, licenses and property rights, (2) exclusively rights to the Canadeen Concentration System, and (3) two Option Agreements to acquire property in Pennsylvania. At the time, the Company arbitrarily valued these assets at $161,000 and subsequentially wrote them down to $110,000 since a primary asset associated with the Canadeen Concentration System was not delivered as part of the assets acquired on July 18, 2019. Additionally, $50,000 unsecured promissory note was no longer an obligation of the Company and was cancelled. The note was personally assigned to Mr. Netelkos on August 29, 2019 and finalized as part of Informal Stock Purchase Agreement dated September 10, 2019, which included other obligations for the issuance of 100,000 shares class A common stock. On October 18, 2019, the Informal Stock Purchase Agreement of September 10, 2019 was rescinded because the debt relating to the Canadeen Concentration System was waived for lack of the Corporation receiving all the agreed upon asserts. Therefore, Mr. Netelkos returned the 100,000 shares of Class A common stock to the Corporation and signed a waiver that holds the Corporation harmless for the transaction.

Current Status: As of August 31, 2019, the Corporation had issued and outstanding 100,000 shares Class A common stock, of which 80,000 shares, Class A, common stock, $0.01 par, were issued to Christopher Netelkos, and payable at par value, and 20,000 shares, Class A, common stock, $0.01 par, were issued to Tom Bontempo, and payable at par value. Mr. Netelkos and Mr. Bontempo were collectively granted a one-year options each to acquiring 100,000 shares, Class A, common stock, $0.01 par, at $1.50.

Our research and development program – i.e. crop systems and hemp cultivation models, proprietary CBD extraction methods and hardware design, manufacturing systems, trade/domain names for national branding – are complete with the October 11, 2019 transaction with Mr. Netelkos for 93 trade names and related domain names, office equipment and furniture, computer equipment and software, assorted brand and artwork, web-designs and other software and proprietary application for the processing of hemp and its related derivatives for $300,000 in 200,000 common stock – Class B non-voting. The value of the October 11th assets had been arbitrarily determined.

Our integrated Business Model is value centric and crafted to focus on earnings per share by maximizing our asset base, supporting our personnel and taking advantage of opportunities.

OVERVIEW

Our goal is to become a leading, high-quality cultivator and wholesaler of hemp and hemp related derivatives, beginning with the establishing of a facility in the Commonwealth of Pennsylvania.

In order to achieve its goal, the Company has developed a four-phase program.

Phase One – Staffing and the Intern Program

Upon formation of the Company, Employment Agreements with Thomas Bontemps and Christopher Netelkos were executed to exclusively engage their collective knowledge in hemp cultivation, crop management, extraction and down-stream product marketing. With the core management in place, the Company elected to establish an Executive Committee to expend its level of experience in related fields. This approach was necessary due to the historical nature of the hemp industry has contributed to the lack of qualified academics, teachers, instructors and other vocational experts. Hemp, the twin of hemp, is still an illegal substance on a national level, while the Farm Bill of 2018 contained a provision legalizing hemp, a species of hemp that CBD can be extracted from but is not psychoactive. Before then, hemp has been illegal to sell or grow in the United States. Because of the current and partial legality, talented and trained individuals are in short supply and desperately needed by emerging hemp companies. Competition for talent is silently paralyzing the evolving industry and contributing to why so many hemp and hemp companies are not successful. The success of our Business Model is focused on execution, compliance, education and recruitment hemp company’s success hinges on the people it can attract. In our experience, it ultimately comes down to the training and qualifications of the staff.

To ensure a continuous supply of in-house developed talent, the Company has established Northridge Intern Program (NIP). Our plan is to recruit from the senior classes from local high schools; individuals who may not have the financial resources to attend college, desire to learn skills worthy to make a long-term commit with us. Interns will be teamed with a mentor within the Corporation to best learn about our organization’s culture and what it takes to be recognized as a team player. Interns are paid a flat rate of $20 per day and conform to the stands set by the Department of Labor's Internship Guidelines. The intent is for NIP to provide the knowledge and skills required to become successful in hemp, not merely as a crop but all aspects of its trajectory to beyond a branded product.

Phase Two - Cultivation ad Production Facility.

The Company has identified 400 acres of farmland located in New Bethlehem, Pennsylvania, that we believe is an ideal location for the Company’s first cultivation and production facilities. Contracts has been executed for the initial hemp crop of 150 acres for calendar 2020 and the construction of a extraction unit.

Phase Three – Operations and Development.

The Company expects to commence hemp cultivation and production operations and to expand our employee base. While the Company completes the development of its New Bethlehem assets, it intends to fully develop the Functioning Units.

FUNCTIONING UNITS - Summary

Northridge Corporation plans to function as a holding company with wholly owned subsidiaries, divisions, partners, and equity interests.

1.Northridge Farms – Hemp crop management and production.

LAND ACQUISITION, LEASING PROGRAMS AND LICENSING RIGHTS

Important to the Company’s long-term program is land – farmland that can be effectively and legally cultivated. Hemp agriculture requires an evolving set of rules and regulation to ensure compliance, while commoditizing the crop.

2.Northridge Resources – Construction and building management, land portfolio administration, real estate leasing, and processing equipment exclusively for hemp.

CBD HEMP1 CULTIVATION

The Company intends to have 150 acres in CBD cultivation in 2020, all of which in the Commonwealth of Pennsylvania. We want to produce 10 percent CBD content, projecting $25 to $35 per pound with a yield of about one pound per plant and up to 2,500 plants per acre. Since

1 CBD market is projected to grow from $591 million this year to $16 billion in 2022, according to the Brightfield Group, a Chicago-based hemp market research company.

our primary end product from the growing cycle is zero THC distillate, which currently trades at $10,000 a kilo, the yield value per ton is worth $60,000 per acre. We project prices will decline to $6.5k by 2021 as processors scale their THC remediation process. However, our proprietary Northridge Concentrate System can sustain profitability to $2.4k ($2,400) and in the process eliminate high cost producers or new entries into the marketplace.

With the acreage the Company controls and based on our current funding requirement, we intend to place only 150 acres into hemp production in the first two quarters of 2020, providing appropriate ambient temperatures are maintained. Considering the calculations below, which represents the current national statistics, we elected to reduce the one-acre yield to 1100 pounds from 1815 pounds to compensate for our research and development activities associated with our extraction process. At the lower cultivation rate, we expect to gross of $43,330 per acre or $6,500,000 for the entire proposed tract. The gross sales do not include the hemp biomass of remaining organic material (stalks and leaves) after the flowers have been harvested from the plant. Hemp biomass currently sells for $35 per pound or $38,500 for the 1100 pounds of hemp produced. As for total costs, we estimate $7,200 per acre, which includes the Company’s proprietary harvesting technique, or $1,080,000 for the 150-acre tract. The gross profit should be $3,965,000. However, when applying all the variables gross profits margins would increase by 45%.

Providing that $3,000,000 is available in cash or credit, the full calendar year 2020 would allow an additional 350 acres in R&D cultivation with at least six experimental stations to attain $19,250,000 in gross sales based on $55,000 acre. The lower crop yield per acre is the one-time additional costs associated with our extraction process.

3.Northridge Laboratories - Research and development, production of hemp extracts for commercial and medicinal products. Our Cannabinoids Analytics division (CAD) plans to offers laboratory and in-the-field processing capabilities with full range reporting of Δ9THC (Delta 9-Tetrahydrocannabinol), THC-A (Tetrahydrocannabinolic Acid), CBD (Cannabidiol), CBD-A (Cannabidiolic Acid), CBN (Cannabinol), CBG-A (Cannabigerolic Acid), and with the Terpenes+ Module CBC (Cannabichromene), Degraded THC, and Terpenes. CAD combines liquid chromatography, which separates the compounds, and spectroscopy, which uses light to make a quantitative measurement.

4.

The plant in Pennsylvania will be configured exclusively to manufacture CBD purified liquid isotopes for proprietary use.2

NCS 5000 Series - NORTHRIDGE CONCENTRATE SYSTEM. 2/

Producing hemp extracts from our farms insures profitability with less overheard and market variable. Our scalable solution for medical grade extracts is NCS 50000 Series.

With CBD-processing demands ranging from 1,500 kilograms (3,300 lb) of hemp or hemp input material per day to more than 12,000 kilograms per day, we propose to have the flexibility to design and produce a cost-effective solution. We plan to fabricate components from known

2 Last year retail sales of CBD consumer products in the U.S. were estimated at between $600 million and $1.3 billion. Assumption the low-end, CBD extract is the featured ingredient. Quality, medical grade Hemp-CBD oil extract is our primary focus. The systems we plan to employ emphases the local markets, while creating a national scope. The CBD industry according to conservative projections may reach $16 billion in the United States by 2025. Already, the plant extract is being added to cheeseburgers, toothpicks and breath sprays. More than 60 percent of CBD users were taking it for anxiety, according to a survey of 5,000 people conducted by the Brightfield Group, a cannabis market research firm.

suppliers and craft intergraded systems that can provide continuous processing for the most efficient production of CBD oil.

The Company intends to commercialize the NCS 500 Series as a mobile platform in 2020.

NCS 5000 Series configured for CBD extraction**

Our flagship recirculating CO2 product system for lower volume production operations and pilot scale testing. Operate both subcritical (liquid) and supercritical CO2. The intent is to scale-up with a higher-pressure recirculating CO2 production system to produce medical grade isotopes. Able to process 2,500 plants per acre and handle hemp crops from 150 acres.

By engineering and fabricating our systems and equipment, utilizing off the shelf components, purchasing used or refurbished equipment, obtaining hardware at distressed sales and auctions, we should be able to reduce costs by 60 percent and still possess state of the art platforms.

** Cost to fabricate pilot unit is $225,000; scaled-up version $510,000 to $1.3 million.

5.Northridge Hemp Wholesale Distributors - Pharmacy grade and certified hemp ingredients, elevated CBD extracts and THC free full spectrum CBD oils.

IN HOUSE WHOLESALE AND DIRECT MARKETING

Pharmacy grade and certified hemp ingredients, elevated CBD extracts and THC free full spectrum CBD oils are the product range offer. By maintaining wholesale channels, the Company’s profit margins can be organized within the framework of a basic commodity – hemp.

6.Northridge-Canadeen Company - Manufacture and national distribution of hemp CBD based products under proprietary brands.

NORTHRIDGE NATIONAL BRANDS – NNB is the manufacturing, distribution, and retail emporium of the Company.

6.1PORTFOLIO OF TRADE NAMES OTHER THAN DOMAIN REGISTERED TITLES **

To date, the Company believes it owns 72 useable titles and marks from a portfolio of 106. The brands are: HEMPGREENWATER™, KANGAROO SILVER™, WESTBROOK CLASSIC GREEN LEAF™, KAMARA™, DR. GOOD™, MISS JONES™, NORTHERN CLASSIC™, 609-99 ROYAL FLUSH™, FIVE DIAMONDS™,

TURTLE™, BLUE™, ROSE BUD™, LONG BOAT™, BLACKLEG™, ENDZONE™, BOSTON EASY™, NEW YORK SLEEK™ and BLISS BLUE™., HempNationalBrands.com, SasstLite.com, SassyBerry.com, SassyPomegrante.com, SassyVanilla.com, BitchyCoffee.com, BitchyLabel.com, Bitchtgrape.com, BitchyCherry.com, Bitchychocolate.com, BitchyLemon.com, BitchyOrange.com, BitchyLite.com, BitchyTea.com, BitchyWater.com, BitchyVanilla.com, BitchyFruit.com,StickyMountain.com, NightWalkerHemp.com, RedDotHemp.com, DeucesWildHemp.com, ArrowHemp.com, NineDownWater.com, SparkyMcCallsDarkMalt.com

OnePintGreenRibbon.com KindStout.com, BostonStout.com RudolphRedAle.com, HempHealthBar.com, NewOrleansStation.com, TalladegaSleek.com, HarelemSilk.com, HempGreenLighting.com, HempMicroBrew.com, HempHealthBar.com, HempCandyWax.com, ArrowHemp,co DeuceWildHemp.com, the Mood Dialer brands and others.

6.2MOOD DIALER PORTFOLIO OF TRADE NAMES OTHER THAN DOMAIN REGISTERED TITLES

The Company owns and manages a portfolio of trade names, domain registration and the futures business activities of Mood Dialers™ 3 , decarboxylated hemp and hemp absorption products under two brands and offered in four flavors. (1) THCsmarties™ - airtight package of 10, each containing four milligrams of cannabinoid (THC). Tetrahydrocannabinol, (THC) is a natural chemical responsible for most of marijuana’s psychological effects. (2) CBDSmarties™ - airtight package of 10, each containing five milligrams of Cannabidiol (CBD). Cannabidiol (CBD) is a naturally occurring compound with therapeutic properties.

ILLUSTRATIVE DEMONSTRATION

The convenience and comfort as demonstrated:

3 POTENTIAL OF THE CBD AND THC DOSING CATEGORY. The hemp and hemp oral dosing category is projected to represent 37 percent of total sales by 2025, which means USD $22 billion. The global legal hemp and marijuana market is expected to reach USD 146.4 billion by the end of 2025. The U.S. legal marijuana market size was estimated at USD 7.06 billion in 2016 and is expected to grow at a CAGR of 24.9% from 2017 to 2025. Growing adoption of marijuana in several medical applications such as cancer, mental disorders, chronic pain and others is expected to propel revenue growth in near future.

Our sublingual products are best known for their high degree of bioavailability; quick dissolve under the tongue, where a vibrant network of blood vessels absorbs the full spectrum of cannabinoids directly into the bloodstream. Entering the bloodstream this way enhances the effects of hemp the same way smoking does. Unlike smoking, however, the fragile and volatile compounds are not subject to a high degree of heat. This heat (particularly when applied by a lighter) rapidly degrades the number of active compounds long before reaching the capillaries in the lungs. Bioavailability is efficient and effective. Smoking may bring on a stronger effect in a faster time frame, but much of the drug is destroyed in the process. By absorbing the same amount of hemp under the tongue, the full spectrum of actives is consumed at a much higher percentage per milligram. Pound for pound, sublingual administration is far more efficient than smoking. As an alternative ingestible form of hemp, the effects of a 2.5 mg sublingual are NOT the same as a 2.5 mg edible. Digested THC is transformed into a much more potent compound in the liver (11-hydroxy-THC), which is then slow-released into the bloodstream over 6 to 8 hours, providing a more predictable, controllable and repeatable experience. The dosage induces an effect in a subject within about 30 seconds to about two minutes of placing the sublingual dosage form in the subject’s oral cavity. In addition to the lag in time, ingestion is an inefficient form of administration. Decreased bioavailability in the digestive tract results in absorption of only 10% to 20% of cannabinoids, and oral administration causes hemp to “first pass metabolism,” whereby the cannabinoids are first processed by the liver before entering the bloodstream.

The oral cavity is the primary entrance point.

THCSmarties™ and CBDSmarties™ are placed in the oral cavity to provide inconspicuous relief and allows the cannabinoids to immediately enter the bloodstream through the vessel-rich tissues within the oral cavity. Both product lines carry trade and domain name protection and formulated to provide inconspicuous relief. Although a novel dosing concept, direct oral cavity application is firmly rooted in science and parallels the most effective traditional uses of hemp. Fast, accurate uptake without the hazards of smoking.

The Company’s wholly owned brand portfolio:

THCsmarties.com THCmoodDialers.com

CBDsmarties.com CBDmoodDialers.com

MoodDialers.com CanadeenStrips.com

myTHCstrips.com CBDMDstrips.com

Note: Under Intangible Assets of the Consolidated Balance Sheet of September 30, 2019 the assets have been recalculate to $57,600 from $37,600, a difference of $20,000 to restate value for product design and supporting marketing paraphilia of THCsmarties.com, THCmoodDialers.com, CBDsmarties.com, CBDmoodDialers.com, MoodDialers.com, CanadeenStrips.com, myTHCstrips.com and CBDMDstrips.com

7.Northridge Media Group NMG – Creates and distributes content to support commercial products and brands. Internet platforms operator and publisher of the business journal Hemp Farmers’ Monthly. ™

NMG creates and implements the Company’s marketing strategy and conducts extensive market research to increase our sales and profits. We plan to invest in premium content that performs within multiple platforms to support our brands. Platform identification with Instagram, Twitter and YouTube is a main component of this effort along with allowing, aggregating, bundling and distributing content. The Company plan to build a multi-dimensional database relationship with our target audience and increase overall exposure by extending reach to potential customers.

Starting January 1, 2020, the Company plans to publish hard and soft copies of HEMP FARMERS MONTHLY™ **. Initially, the publication will be offered free to all farmers in Pennsylvanian and to establish other states for insert publication in the second half of 2020. Based on initial indications, the Company plans to have 3,800 weekly newspapers in 42 states carrying our inserts.

** The domain name and “use in commerce” notices have been registered. HempFarmersMonthly.com.

THE OFFERING

Issuer:	Northridge Corporation
Securities offered:	2,000,000 shares of our common stock, par value $0.01 (“Common Stock”) At an offering price of $5.00 per share (the “Offering Shares”).
Number of shares of Common Stocks to be outstanding before the offering:	320,000
Number of shares of Common Stocks to be outstanding after the offering:	520,000
Price per share:	$ 5.00
Offering amount at $5.00:	$ 10,000,000
Proposed Listing:

We plan to apply for quoting privileges of our Common Stock on the OTC Bulletin Board. The Over the Counter Bulletin Board (OTCBB) is a quotation service offered by the National Association of Securities Dealers (NASD) that provides quote and volume information for securities traded over the counter (that is, securities not listed on the Nasdaq, NYSE, AMEX, or other exchanges)

** Common shares are in two classes.

Class A - voting common stock, par value $0.01 per share

Class B – non-voting common stock, par value $0.01 per share.

USE OF PROCEEDS

SHARES SOLD AT $5.00 PER SHARE
NUMBER OF SHARES SOLD	100,000	2,000,000
VALUE OF SHARES SOLD	$ 500.000	$ 10,000,000

Land Acquisitions	$ 150,000	$ 1,500,000

Cultivation	$ 40,000	$ 1,000,000
Extraction Equipment	$ 70,000	$ 1,000,000
Administrative, Equipment and Software	$ 15,000	$ 500,000
Acquisitions		$ 1,000,000
Working Capital (1)	$ 225,000	$ 5,000,000
GROSS PROCEEDS (2) (3)	$ 500,000	$ 10,000,000

(1)ESTIMATED THAT $1.2 MILLION FOR SELLING EXPENSES IF AN UNDERWRITER IS REQUIRED, which includes audit $35,000; legal $25,000 and Blue-Sky Compliance $10,000. Cost do not include federal and states filing fees.

(2)Based on the minimum of 100,000 at $5.00 each are sold, the Use of Proceeds will favor hemp cultivation and processing and calculated proportional.

(3)The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

DILUTION

Our book value as of September 30, 2019, was $ 366,187 or $1.14 per share of common stock on 320,000 shares outstanding, representing 120,000 Class A and 200,000 Class B common stocks. The sale of 200,000 shares Class B common stock at $5.00 per share

The following table shows the resulting dilution, excluding 200,000 shares Class A one-year options at $1.50 per share, and the assuming of an initial public offering price of $5.00 per share.

Book value as of September 30, 2019	$ 366,187	$ 1.14
Price to the public charged for each share in this offering	10,000,000	5.00
Expenses relating to Offering: *	1,100,000	0.56
Increase in net book value per share attributable	$ 9,266,167	$ 1.78

* Includes $100,000 in other costs associated with the Offering.

Dilution per share to new investors: $ 3.22

SUMMARY TABLE – Average Price Per Share

The following table summarizes on an as adjusted basis as of September 30, 2019, the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors, assuming an initial public offering price of $5.00 per share and after deducting estimated underwriting discounts and commissions and excluding estimated offering expenses separately payable by us:

	SHARES PURCHASED		TOTAL CONSIDERATION	AVERAGE PRICE
	NUMBER	PERCENTAGE	AMOUNT	PER SHARE
Assuming sold:
Existing stockholders	320,000	62%	$ 366,187	$ 1.14
New Investors	200,000	38%	10,000,000	5.00
TOTAL	520,000	100%	10,366,187	3.86

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 30, 2019, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 400,000 shares of common stock out of 420,000 deemed to be outstanding as of September 30, 2019.

			Class A	Class B

Christopher Netelkos	80,000	Class A	80%
Thomas Bontempo	20,000	Class A	20%
	100,000	Total Class A	100%

Christopher Netelkos	200,000	Class B		100%
	300,000	Total Class A and B

Stock Options
Thomas Bontempo	100,000	Class A - 12 months at $1.50
Christopher Netelkos	100,000	Class A - 12 months at $1.50

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Authorized Capital

Two classes of common shares: The Company has authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 par value of which 120,000 shares are Class A – Voting of common stock and are issued and outstanding as of September 30, 2019. Except for 200,000 shares of Class A set aside for stock options, no additional Class A stock will be issue. The balance is Class B – Non-Voting, representing 9,680,000 of common stock, par value $0.01 par value, of which 200,000 Class B shares are issued and outstanding as of September 30, 2019. The 200,000 shares in this Share Offering are Class B.

Voting Rights. Only Class A holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote as shareholders. Class B shares have no voting rights.

Special Provision: Any Class A shares that are included in a formal federal or state registration statement or notice to offer for sale Class A shares, and sold in the public market or exemption thereof are deemed as Class B are not entitled to any voting privileges after sale.

Pennsylvania law provides for cumulative voting for the election of director for all Class A shares. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Holders of all common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on both classes of common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all our assets remaining with Class B have privilege of Class A after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Under Pennsylvania law and generally under state corporation laws, the holders of our common shares will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

FINANCIAL STATEMENTS AND NOTES

NORTHRIDGE CORPORATION

Balance Sheet (Unaudited)(1)(6)

September 30, 2019

Assets
Current Assets
Cash and Cash Equivalents(2)	23,009.00
Prepaid Expense	26,872.00
Total Current Assets	49,881.00
Fixed Assets
Property and Equipment(3)	101,943.00
Intangible Assets(4)	215,574.00
Total Fixed Assets	317,517.00
Total Assets	367,398.00

Commitments and Contingencies

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	290.00
Accrued and Other Liabilities	921.00
Total Current Liabilities	1,211.00
Total Liabilities	1,211.00
Stockholders' Equity(5)
Common Stock, par value $0.01, 10,000,000 authorized
Class A 120,000 issued and outstanding	1,200.00
Class B 200,000 issued and outstanding	2,000.00
Additional Paid-In Capital	392,180.00
Accumulated Deficit	29,193.00
Total Stockholders' Equity	366,187.00
Total Liabilities and Stockholders' Equity	367,398.00

See notes to Financial Statements on page 20.

NORTHRIDGE CORPORATION

Statement of Operations (Unaudited)(1)(6)

September 30, 2019

Net Revenue	0.00

Expenses:
Research, Development and Allocation	3,591.00
General and Administrative	7,679.00
Sales and Marketing	1,984.00
Depreciation and Amortization	732.00
Operating Expenses	13,986.00

Net Loss from Operations	13,986.00

Other Expenses:	5,300.00
Unrealized Loss on Assets	9,907.00
Net Loss before Taxes	29,193.00
Provision for Taxes	0.00

Net Loss	29,193.00

Net Loss per share - basic	$ (0.09)
Net Loss per shares fully diluted with exercise of Stock options outstanding	$ (0.06)

Weighted Average Shares Outstanding - basic	320,000
Weighted Average Shares Outstanding - diluted	520,000

See notes to Financial Statements on page 20.

NORTHRIDGE CORPORATION

Statement of Cash Flows (Unaudited)(1)(6)

September 30, 2019

Cash Flows from Operating Activities
Net Loss	29,193.00
Adjusted to Reconcile net loss to Net Cash used in Operating Activities	3,400.00
Depreciation and Amortization	910.00
Unrealized Inventory Loss	9,907.00
Change in Assets and Liabilities
Prepaid Expenses and Other Current Assets	(913.00)
Accounts Payable	(500.00)
Accrued Expenses and Other	(134.00)
Current Liabilities	1,211.00
Net Cash Used in Opeating Activities	13,254.00

Cash Flows from Financing Activities
Proceeds from Issuance of common stock	10,000.00
Waiving of Debt	95,000.00
Extinguishing of Debt	50,000.00
Net Cash (used in) provided by Financing Activities	155,000.00

Supplemental Disclosure
Waiver of Accounts Payable	12,567.00

Supplemental Schedule of Non-Cash Investing and Financing Activities
Property and equipment acquired for Equity	362,167.00
Property and equipment returned for Equity	145,000.00

See notes to Financial Statements on page 20.

NOTES TO FINANCIAL STATEMENTS

Statement of Comprehensive Income, Cash Flow, Changes in Stockholders’ Equity.

No material Statement of Comprehensive Income, Cash Flow, and Changes in Stockholders’ Equity is necessary under the circumstances as stated herein:

Notes to Financial Statements

The financial statements are prepared in accordance with generally accepted accounting principles in the United States (US GAAP). Upon a successful Offering, the Company will engage an independent certified public accountant.

Since Northridge Corporation has been incorporated on July 17, 2019, and no material sales had occurred, the need to present a Condensed Statement of Operations, Statement of Comprehensive Income, Cash Flows and Changes in Stockholders’ Equity, Interim Financial Statements, Financial Statements of Other Entitles and no other financial reporting documents other than what has been stated in this Offering are irrelevant.

Note 1: Balance Sheet: Financial Statement includes the Company’s wholly owned subsidiary, Northridge Farms, Northridge Resources, Northridge Laboratories, Northridge Hemp Wholesale Distributors, Northridge-Canadeen Company and Northridge Media Group.

Note 2: Cash and Cash Equivalent: Represents on hand and available.

Note 3: Property and Equipment: Assets at cost contributed upon formation, acquisitions and property option values for two properties at; (1) 5535 Bull Creek Road, Tarentum, PA 15084 at $125,000, representing the executed Lease with Option Agreement, dated August 11, 2019 (ii) 215 Angus Lane, New Bethlehem, PA 16242 at $930,000, representing the executed Extension to Lease with Option Agreement, dated September 30, 2019. (iii) Assets for equity transactions: A. On July 18, 2019, Northridge Corporation was founded as a wholly owned subsidiary of First Jersey Cannabis Corporation (“FJC”) with the issuance of 700,000 shares of Class A common stock. For the shares, the Company received; (1) fifty percent equity ownership in New Jersey Medical Marijuana Company, (2) twenty-one trade names, domain names, licenses and property rights, (3) exclusively rights to the Canadeen Concentration System, and (4) two Option Agreements to acquire property in Pennsylvania. FJC determined the value for the assets at $712,000. B. On August 28, 2019, the Company sold; (1) 500,000 shares of New Jersey Medical Marijuana Company (50% equity), representing its entire investment, (2) issued an unsecured promissory note in the amount of $50,000, due and payable on August 31, 2020 at 4% per annum, both promissory note and interests payable on August 31, 2020; and (3) authorized the sale of the registered domain names CannabisPowerPods.com and VapePowerPods.com, including to all research, property development rights, packaging, marketing and related interests. In exchange for the assets transferred and sold, the Company received 700,000 shares of Northridge Corporation, Class A, common stock, par value $0.01 per share, which were previously issued to FJC on July 18, 2019. What remained of the originally July 18, 2019 Agreement was (1) nineteen trade names, domain names, licenses and property rights, (2) exclusively rights to the Canadeen Concentration System, and (3) two Option Agreements to acquire property in Pennsylvania. At the time, the Company arbitrarily valued these assets at $161,000 and subsequentially wrote them down to $110,000 since a primary asset associated with the Canadeen Concentration System was not delivered as part of the assets acquired on July 18, 2019. Additionally, $50,000 unsecured promissory note was no longer an obligation of the Company and was cancelled. The note was personally assigned to Mr. Netelkos on August 29, 2019 and finalized as part of Informal Stock Purchase Agreement dated September 10, 2019, which included other obligations for the issuance of 100,000 shares class A common stock. C. On October 18, 2019, the Informal Stock Purchase Agreement of September 10, 2019 was rescinded because the debt relating to the Canadeen Concentration System was waived for lack of the Corporation receiving all the agreed upon asserts. Mr. Netelkos returned the 100,000 shares of Class A common stock to the Corporation and signed a waiver that holds the Corporation harmless for the transaction.

Note 4: Intangible Assets. Calculated as Intellectual properties - Exclusive assets contributed, related software, designs, other properties, trade names and domain names. Values of $215,574 has been arbitrarily determined.

Note 5: Common Stock: Common Stock, par value $0.01- 10,000,000 authorized as two classes of common shares: The Company has authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 par value of which 120,000 shares are Class A – Voting of common stock and are issued and outstanding as of September 30, 2019. Except for 200,000 shares of Class A set aside for stock options, no additional Class A stock will be issue. The balance is Class B – Non-Voting, representing 9,680,000 of common stock, par value $0.01 par value, of which 200,000 class B shares are issued and outstanding as of September 30, 2019. The 200,000 shares in this Share Offering are Class B.

Note 6: Summary of significant accounting policies

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) applicable to interim reports of companies filing as a smaller reporting company. In the opinion of management, the accompanying interim financial statements include all adjustments necessary in order to make the financial statements not misleading. The accompanying balance sheet at August 31, 2019, has been derived from the Company’s minutes and transactions to date.

Principles of Consolidation

At present the Company does not have subsidiaries and when it does will have been consolidated in the accompanying consolidated financial statements. All intercompany balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company has no revenue and when it does the following procedures will be followed

Prepaid expenses and other current assets

Prepaid expenses and other current assets as of September 30, 2019 includes development costs that the Company had paid in excess of work estimated to have been performed.

Earnings (Loss) Per Share

The Company plans to utilize Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive.

Liquidity and Capital Resources

The Company was formed on July 17, 2019 and accordingly, has not incurred losses from operations, negative cash flows from operations and has limited working capital. Since inception, the Company’s principal source of financing has come through the sale of its common stock for cash and assets. The Company will have sufficient cash to fund operations through at least the next twelve months. Even if the Company is unable to raise additional funds, management believes existing business plan will support its current operating platform. The Company believes that additional funds will allow the Company to quickly scale its operations and fulfill its expectations.

During the time period before this Offering closes, and thereafter, if the offering does not close for any reason, including failure to receive the Offering Proceeds, we will finance the above activities from internal cash flow and private offerings. Therefore, we cannot currently predict when each of the above activities will occur if the offering does not close, but the actions, timing and cost will in general follow the Offering Proceeds table above.

OTHER DISCLOSURES

Business Plan Targets

If we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan, grow our business and meet our target objectives in our business plan. Accordingly, no investor should rely on any assumption that the Company will meet its business plan targets in making an investment decision concerning the Shares in this Offering.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, may purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

We do not have any ongoing material contracts that extend beyond a one-year period or which are not cancellable sooner.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

We do not have any contingencies or any conditions that may exist as of the date the financial statements.

Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to: (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; (2) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (3) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (4) being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (5) being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officer annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Christopher Netelkos, 52 years old – CEO, President /Secretary, Director.

Master builder with over 30 years of experience in the primary building crafts and is qualified and licensed to supervise building construction. Able to manage and build any structure required to accommodate the hemp and hemp industries. Mr. Netelkos is considered an expert on strategic planning, published and lectured on over 125 technical reports, procedural papers and news articles related directly to hemp and hemp.

Thomas Bontempo, 62 years old, Vice President, Director.

Degreed Horticulturist with knowledge in hemp and hemp cultivation; expert in plant disease diagnostics and general plant health. Corporate duties also include, (1) property and equipment acquisitions, (2) procuring rental and lease agreements with hemp farmers, (3) Follow-up investigations and remedy of crop conditions to develop and support farmers interests while protecting our investments. Mr. Bontempo is developing Hemp Farmers’ Monthly™, a monthly newspaper, offering news on hemp, and all activities related to hemp. He is responsible for coordinating the Intern Programs from a logistics and execution level. Plans to be an Intern teacher.

James Henry, 79 years old, Executive Committee Member.

Commercial farmer with over 50 years’ experience. Executive and managerially skills major corporations for 25 years. Strategic organizer to support the company’s interests with hemp farmers.

Eden Willow Netelkos, 29 years old, Executive Committee Member.

BLS, ACLS and NIH certified. Included with the scientific degrees, she plans to obtain a degree in Medicinal Plant Chemistry and be responsible for the certification process of medical grade CBD extracts in USA commercial distribution and export

Thomas Courson, 32 years old, Executive Committee Member.

Has over 15 years’ experience in plant operations, industrial mechanics, welding, equipment operation, and diagnosis. Effective January 1, 2020, Mr. Courson will become Operational Executive for the Northridge Laboratories. His duties will also include: (1) Buyer of scrap equipment, parts and component for refreshing and use. (2) Decommissioning and reassembling of extraction plants, and (3) Teacher of the Extraction Apprentice Program4.

EXECUTIVE COMPENSATION

Christopher Netelkos:

The Company entered into an employment agreement with Christopher Netelkos to serve as Chief Financial Officer, Principal Accounting Officer, Vice President and Secretary. Mr. Netelkos currently provides all the labor necessary to support our operation. Under the terms of the agreement, Mr. Netelkos does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Netelkos shall receive a salary of $90,000 per annum, providing that the maximum shares offered are sold. If not the case, Mr. Netelkos shall receive a salary of $50,000 per annum subject to further review.

Thomas Bontempo

The Company entered into an employment agreement with Mr. Bontempo to serve as its Vice President. Mr. Bontempo currently provides all the labor necessary to support our operation. Under the terms of the agreement, Mr. Bontempo does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Bontempo shall receive a salary of $90,000 per annum, providing that the maximum shares offered are sold. If not the case, Mr. Bontempo shall receive a salary of $50,000 per annum subject to further review.

.

EXECUTIVE COMMITTEE MEMBERS

All Executive Committee Members are entitled to receive $10,000 per year, payable on a quarterly basis. Additional compensation maybe offered at the discretion of the Board of Directors.

FAMILY RELATIONSHIP

There is no family relationship between any of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Christopher Netelkos: After formation, the Company exchanged 80,000 Class A common stock and 200,000 Class B common stock for assets and other considerations. Mr. Netelkos has a one-year stock option to purchase 100,000 Class A common stock at $1.50 per share.

Thomas Bontempo: After formation, the Company exchanged 20,000 Class A common stock for assets and has a one-year stock option to purchase 100,000 Class A common stock at $1.50 per share.

4 Extraction Apprentice Programs (EAP) is six months on the job training and job-related instructions and off-sight training provided by the Corporation. EAP is a full-time commitment with a guarantee job at a predetermined wage if the candidate successfully completes the course.

SELLING SHAREHOLDERS

Not applicable

LEGAL PROCEEDINGS

There are currently no pending or threatened lawsuits against us that are not covered by applicable insurance or that would, if decided against us, have a material, negative impact on us.

RETAINING ATTORNEY(s)

Corporate council for legal matter in Pennsylvania is Marshall Law Office, LLC, John F. Marshall, Esq., 9888 Route 322 in Marianne, Shippenville, PA 16254. 814.226.7410. Additionally, the Company plans to engage special counsel to handle hemp licensing and related matters.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

HIGH RISK DECLARATION

RISK FACTORS SUMMARY

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

GENERAL RISK FACTORS

Political and economic factors, whether federal or states, may adversely affect our business and financial results.

Monetary and fiscal policies and political and economic conditions may substantially change.

Providing specialized services and management products and services is an emerging and limited hemp business, and many would be competitors have more significant resources that may enable them to compete more effectively.

We will compete in the same markets with many companies that offer similar products and services. Price competition in the industry, particularly from larger, more untraditional industry model competitors, is intense, and pricing pressures from competitors and clients are increasing. New competitors entering our markets may further increase pricing pressures. Many of our competitors have more significant resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to compete with existing companies successfully and new entrants to the market this will have a negative impact on our business and financial condition.

Our success depends on the adoption of our products and services by customers, and if these potential customers do not accept and acquire our products and services, then our revenue will be severely limited.

The CBD hemp market is still in the early stages of further experimentation and growth. Products and services considered by our potential clients may not be accepted, and new ideas, avenues, and other methods must be tried to gain client access. The same factors are valid for all competitors in the field. Our branding and marketing of products may not be profitable, or we have the resources to make product branding successful. While we will use our “best efforts” to create, deliver and offer the right products and service, there is no assurance we will be successful.

If we are unable to protect our proprietary and technology rights, our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. We have not applied for any formal patents or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to protect our rights through patents adequately. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. However, we do intend to trademark the key trade names, both in States, the Federal government and International jurisdictions. At this stage, we do not know the key trade names to protect. Also, litigation may be necessary in the future to:

If we are unable for any reason, such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict, and we may not prevail in any litigation in which we become involved. By not effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected. If we are unable to manage our growth effectively, including having geographically dispersed offices and employees or to anticipate and manage our future growth accurately, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing regulatory requirements, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to: (1) Expand our credibility within the hemp industry; (2) Develop relationships with third-party vendors and manufactures; (3) Expand operations and implement and improve our operational, financial and management controls; (4) Raise capital at attractive costs, or at all; (5) Attract and retain qualified management, employees and independent service providers; (6) Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services; (7) Protect our proprietary processes and technologies and our intellectual property rights; and (8) Respond to government regulations, product and software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

We have not engaged an independent registered public accountant, and therefore unable to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

We are currently review adequate candidates to be our independent registered public accounting firm and provide such firm access to assess the effectiveness of our internal control over financial reporting and establish an effective, if necessary, internal control over financial reporting. As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants. Upon the closing of the Stock Offering, the Company plans to engage an independent public accountant.

RISKS RELATING TO OUR BUSINESS

We have limited operating history, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are a development stage company and are in the process of developing our products and services. The founder of the Company, Christopher Netelkos has been monitoring the cannabis and hemp industry since 2007. Although that fact does not warrant future success, it is still difficult, if not impossible, to forecast our future results based upon our limited operational history. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, our net revenues in the future may decline, which may result in a decline in our stock price once we start trading. The Company’s success and survival is contingent upon its ability to achieve profitable operations and the Company’s ability to raise additional capital as required. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, including our three-year target objectives, to a greater extent than we can with our existing financial resources. Management currently believes that the Company can fully implement its current business plan. A major assumption underlying management’s belief is that this Offering is successful. However, there is a risk that this Offering, although on different terms, since the Company may not be able to sell all the shares offered and settle for a lesser amount. There is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan and achieve profitable operations for the reasons set forth herein and elsewhere in “Risk Factors.”

Because the financial statements (Consolidated Balance Sheet) for September 30, 2019 have not been reviewed by our auditors, there is no assurance that, when the auditors do review our financial statements there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular.

The requirements for interim financial statements in a Regulation A offering are different from those required under the Securities Act of 1933, as amended. A Regulation A filer like us can submit financial statements that are not reviewed by an auditor. Because the financial statements (Balance Sheet) have not been reviewed by an auditor, there is no assurance that when it does happen there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular. Moreover, the Company intends to engage a certified public accounting firm sanctioned by the Securities and Exchange Commission upon successful conclusion of this Offering

RISKS RELATED TO MANAGEMENT AND PERSONNEL

Mr. Christopher Netelkos is the Company’s CEO President, Secretary and Director.

Mr. Thomas Bontempo is the Company’s Vice President and Director.

We depend heavily on Thomas Bontempo and Christopher Netelkos. The loss of their services could harm our business. Our future business and results of operations depend in significant part upon their continued employment. If we lose their services or if they fail to perform in his current position, or if we are not able to attract and retain skilled employees this could adversely affect the development of our business plan and harm our business.

Mr. Bontempo and Netelkos have limited experience managing a public company, which may inhibit our ability to implement successfully our business plan. They never operated as a public company, which required that they establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, they may not be able to operate successfully as a public company, even if our operations are successful. They plans to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. The same risks factors are evident for the other personnel.

RISKS RELATING TO OFFERING

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering will be agreed between us and the Underwriter based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

Upon the sale of 2,000,000 common share, investors in this offering will own approximately 38% of the then outstanding shares of common stocks. See “Dilution.”

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock was based on a number of factors, and may not be indicative of prices that will prevail on the OTC Bulletin Board. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include: (1) actual or anticipated variations in our periodic operating results;(2) increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield; (3) changes in earnings estimates; (4) changes in market valuations of similar companies; (5) actions or announcements by our competitors; (6) adverse market reaction to any increased indebtedness we may incur in the future; (7) additions or departures of key personnel; (8) actions by stockholders; (9) speculation in the press or investment community; and (10) our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we don’t have an audit committee, we are subject to increased risk related to financial statement disclosures.

While we endeavor to create an Audit Committee after the successful conclusion of this common stock offering, we are subject to increased risk related to financial statement disclosures until that event.

The Stock Offering consist of Class B – nonvoting stock which means the all the Class B shareholders do not have voting privileges.

Despite our election to become a public reporting company under the Exchange Act, we will publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we terminate our election to operate as a publicly reporting company under the Exchange Act, we will nevertheless be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Although we have elected to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to: (1) being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; (2) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (3) being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (4) being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we cease to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible, if the case, into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our Common Stock.

In connection with this offering, the Company will enter into a lock-up agreement with our principal shareholder, Christopher Netelkos that prevents him, subject to certain exceptions, from offering additional shares of Common Stock for up to 180 days after the date of this Offering Circular. Further, our principal stockholder has agreed, subject to certain exceptions, not to sell any shares of our Common Stock that they own for up to 180 days after the date of this Offering Circular. In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use between approximately $655,000 of the net proceeds from this offering for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

RISK FACTORS OF NO UNDERWRITER

The Company did not engage an underwriter with respect to the Offered Shares. Upon notice by the Escrow Agent of the Bank that the proceeds are collected to the satisfaction of the Company and prior to the time and date of pricing, which will immediately follow the time and date on which the SEC qualifies the post-qualification amendment to the Offering Statement (the “Qualification Date”), and we intends to close the offering on a T+3 3/ basis after pricing of the offering. After the Qualification Date but prior to accepting any proceeds of the Offering into the Escrow Account, we will file a Rule 253(g) Offering Circular (“Pricing Offering Circular”) setting forth the price per share and number of shares to be offered. No funds will be accepted into the Escrow Account from any investor until after the Pricing Offering Circular has been filed and effective with the SEC on EDGAR.

In financial markets T+2 is a shorthand for trade date plus two days indicating when securities transactions must be settled. T+2 means that when a security is purchased, payment and the security's certificate must change hands no later than two business days after the trade is executed.

OTHER SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

CANADA

The shares of our Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31- 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Offering Circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INVOLVEMENTS IN CERTAIN LEGAL PROCEEDINGS

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

BOARD COMPOSITION

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board. Three additional directors will be appointed open the successful conclusion of the Offering.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

DIRECTOR INDEPENDENCE

The intends that company’s board of directors to be comprised of independent directors within one year of listing.

In selecting our independent director, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

BOARD COMMITTEES

Our board of directors has established three standing committees-audit, compensation and nominating-each of which operates under a charter that has been approved by our board. We have one independent director who serves as chairman of such committees. We intend to appoint persons to the Board of Directors and committees of the Board of Directors. We intend to appoint directors in the future so that we have a majority of our directors who will be independent directors

AUDIT COMMITTEE

Although we currently have two directors serving on the audit committee, prior to one year from the date of listing, we will have appointed three members of our Board of Directors to the audit committee

Our audit committee will assist our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. Our audit committee’s responsibilities will include: (1) appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; (2) overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; (3) reviewing and discussing with management and the registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures; (4) monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; (5) overseeing our internal accounting function; (6) discussing our risk management policies; (7) establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns; (8) meeting independently with our internal accounting staff, registered public accounting firm and management; (9) reviewing and approving or ratifying related party transactions; and (10) preparing the audit committee reports required by SEC rules.

COMPENSATION COMMITTEE

Although we currently have two directors serving on the compensation committee, prior to one year from the date of listing, we will have appointed at least two members of our Board of Directors to the compensation committee. Our compensation committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee’s responsibilities will include: (1) reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation; (2) making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers; overseeing evaluations of our senior executives; review and assess the independence of compensation advisers; overseeing and administering our equity incentive plans; reviewing and making recommendations to our board with respect to director compensation; preparing the compensation committee reports required by SEC rules.

NOMINATING COMMITTEE

Although we currently have two directors serving on the nominating committee, prior to one year from the date of listing, we will have appointed at least two additional members of our Board of Directors to the nominating committee. The nominating committee’s responsibilities will include: identifying individuals qualified to become board members; recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors; reviewing and making recommendations to the board with respect to management succession planning; overseeing periodic evaluations of board members.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of conduct is posted on our website.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Articles and Bylaws, subject to the provisions of state Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INDUSTRY REGULATIONS AND OUR CLIENTS

Our business is subject to a wide range of complex laws and regulations. In addition, many of our solutions are designed to assist clients with their compliance with certain laws and regulations that apply to them. Being able to act as principal and advisor to clients in the hemp industry gives us an advantage to other competitors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.

Dividend Policy

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

We will voluntarily send an annual report to shareholders containing audited financial statements, and other disclosures as deemed necessary. The Company’s website at www.fjhemp.com will be the primary sources on our activities.

Where You Can Find Additional Information

We will file with the Securities and Exchange Commission an Offering Circular on Form 1-A. For further information about us and the shares of common stock to be sold in the offering, please refer to the Offering Circular and the exhibits and schedules thereto. The Offering Circular and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Equity Incentive Plan

We have none.

Agreements Regarding Change in Control and Termination of Employment

We have none.

Outstanding Equity Awards

We have none.

Director Compensation

Our Director was not paid any compensation as directors, and we have no agreement to pay our director any separate compensation for acting as a director. The compensation of the Directors and Executive Officers is subject to future adjustments, as determined by the Compensation Committee pursuant to the terms of its charter.

REGISTRAR AND TRANSFER AGENT

The Company has not appointed a transfer agent and will do so prior to the effective date of the Offering Circular that will be independent and Securities and Exchange Commission sanctioned registrar and transfer agent.

ESCROW AGENT

The Company has not appointed an escrow agent and will do so prior to the effective date of the Offering Circular.

END